Exhibit 99.1

Elephant Talk Communications Receives Extension from NYSE MKT for the Compliance Review Period

SCHIPHOL, THE NETHERLANDS – September 4, 2013 - Elephant Talk Communications Corp. (NYSE MKT: ETAK) (the “Company” or “Elephant Talk”), (www.elephanttalk.com), a leading international provider of proprietary Software Defined Network Architecture (Software DNA™) platforms that process big data for the telecommunications industry that empower Mobile (Virtual) Network Operators (MNOs and MVNOs) and a market leader in providing cyber security solutions to counter electronic fraud in the cloud, today announced that the NYSE MKT has extended the listing review period until November 30, 2013.

Based on a review of information provided by Elephant Talk through August 28, 2013, the NYSE MKT has determined that while the Company has not yet regained full compliance with Section 1003(a)(iv) of the listing standards, the Company has made an acceptable demonstration of its ability to regain compliance by the end of the extended plan period. In an effort to improve the Company’s liquidity, Steven van der Velden, the Company’s Chief Executive Officer and a board member, invested over $5.8 million as part of larger financings. The Company is devoted to regaining compliance with the listing standards. The Company will continue to remain subject to periodic review by the NYSE MKT during the extension period.

“Management remains in discussions with the NYSE MKT in order to complete the necessary steps to regain full listing compliance,” said Mr. van der Velden, CEO of the Company. “Our increased revenue in our mobile and security businesses combined with being break-even in the month of June for the first time in the Company’s history provided the foundation for regaining compliance with the listing standards. Our monthly recurring revenue model produced 70% margins during the second quarter in connection with our contracts with Iusacell in Mexico, the Zain Group in the Middle East and Vodafone in Spain. In addition, we believe our cyber security business is making significant progress within the global banking industry.”

Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE MKT.

About Elephant Talk:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a leading international provider of mobile proprietary Software Defined Network Architecture (Software DNATM) platforms for the telecommunications industry that empower Mobile Network Operators (MNOs) and Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, Full OSS/BSS Systems, Delivery Platforms, Support and Managed Services, on-site, cloud, hybrid and S/PaaS solutions, including Network, Mobile Internet ID Solutions, Secure Remote Access Management, Loyalty Management and Transaction Processing Services, superior Industry Expertise and high quality Customer Service without substantial upfront investment. Elephant Talk counts several of the world's leading Mobile Operators amongst its customers including Vodafone, T-Mobile and Zain, and virtually all business is focused on tier 1 and tier 2 operators worldwide. Visit: www.elephanttalk.com.

Elephant Talk Communications Corp.

9705 N. Broadway Ext.

Ste 200, 2nd Floor

Oklahoma City, OK 73114 +1 (813) 926-8920

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in Elephant Talk’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Media Contacts:

Investor Relations:

Steve Gersten

Elephant Talk Communications Corp.
+ 1 813 926 8920

steve.gersten@elephanttalk.com

Thomas Walsh

Alliance Advisors

+ 1 212 398 3486

twalsh@allianceadvisors.net

Public Relations:

UK: Fishburn Hedges

+44 (0)20 7839 4321

validsoft@fishburn-hedges.co.uk

Elephant Talk Communications Corp.

9705 N. Broadway Ext.

Ste 200, 2nd Floor

Oklahoma City, OK 73114 +1 (813) 926-8920